EXHIBIT 10.9

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

November 29, 2006

To the purchasers signatory to
the Agreement

Re:
Securities Purchase Agreement dated November 29, 2006 (the “Agreement”) by and among, Spatialight, Inc., a New York corporation (the “Company”), and the purchasers signatory thereto (each, a “Purchaser” and collectively referred to as the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined herein (the “Letter Agreement”) shall have the meanings set forth in the Agreement. Pursuant to Section 2.2 of the Agreement and in satisfaction of a condition of the Purchasers’ obligations under the Agreement, the undersigned irrevocably agrees with the Purchasers that, from the date hereof until the date that is 90 calendar days following the Effective Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company will impose irrevocable stop-transfer instructions preventing the transfer agent from effecting any actions in violation of this agreement.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to the Purchasers to complete the transaction contemplated by the Agreement and that the Purchasers (which shall be third party beneficiaries of this letter agreement) and the Company shall be entitled to specific performance of my obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Agreement.

This letter agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Purchasers and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. The undersigned hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this letter does not intend to create any relationship between the undersigned and the Purchasers and that the Purchasers are not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this letter.

By its signature below, the Company’s transfer agent hereby acknowledges and agrees that it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned, reflecting this Letter Agreement, until the end of the Restriction Period. This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers. This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Very truly yours,

By: /s/ Jerilyn Kessel
Name: Jerilyn Kessel
Title: Director
Position with the Company (if applicable):

By: /s/ Herbert Ehrenthal
Name: Herbert Ehrenthal
Title: Director
Position with the Company (if applicable):

By: /s/ Lawrence J. Matteson
Name: Lawrence J. Matteson
Title: Director
Position with the Company (if applicable):

By: /s/ Claude Piaget
Name: Claude Piaget
Title: Director
Position with the Company (if applicable):

By: /s/ Robert C. Munro
Name: Robert C. Munro
Title: Director
Position with the Company (if applicable):

By: /s/ Michael S. Jin
Name: Michael S. Jin
Title: Chief Technology Officer
Position with the Company: Executive Officer

By: /s/ Don S. Suh
Name: Don S. Suh
Title: Chief Executive Officer
Position with the Company: Executive Officer

Acknowledged and agreed to:

SPATIALIGHT, INC.

By: /s/ David F. Hakala
Name: David F. Hakala
Title: Chief Operating Officer, Principal Financial and
Accounting Officer and Chairman of the Board